Exhibit 99.2

UNITEK GLOBAL SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Table of Contents

Page
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the years ended December 31, 2011, 2010 and 2009	2
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	5

This Exhibit 99.2 to the Current Report on Form 8-K presents unaudited pro forma condensed consolidated statements of operations of UniTek Global Services, Inc. and subsidiaries (“UniTek,” the “Company,” “we,” or “our”) for the years ended December 31, 2011, 2010 and 2009 after giving effect to the sale of our wireline business unit (the “wireline group”) and certain cable fulfillment and wireless service locations that were shut down and discontinued (the “other discontinued operations”), as described in the accompanying notes. This information constitutes pro forma financial information which is required by and has been prepared pursuant to Article 11 of Regulation S-X and other guidelines of the Securities and Exchange Commission.

The assets and liabilities of the wireline group were classified as held for sale, and its results of operations and the other discontinued operations were reclassified as discontinued operations, in the Company’s condensed consolidated financial statements included in its Form 10-Q for the quarterly period ended September 29, 2012. Because the Company has already presented its balance sheet at September 29, 2012 and its results of operations for the nine months ended September 29, 2012 and October 1, 2011 reflecting these discontinued operations, we have not included such pro forma financials in this Exhibit 99.2 to the Current Report on Form 8-K.

The unaudited pro forma condensed consolidated statements of operations included herein are based on the historical financial statements of the Company as adjusted for the sale of the wireline group and the other discontinued operations, which were assumed to have occurred on January 1, 2009. These statements are for informational purposes only and may not necessarily reflect future results of operations or financial position.

The unaudited pro forma condensed consolidated statements of operations included herein should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of the Company included in our Form 10-K for the year ended December 31, 2011.

UNITEK GLOBAL SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2011

(Amounts in thousands, except per share amounts)

	Previously reported*	Wireline group	Other discontinued operations	Pro Forma

Revenues	$432,321	$70,410	$4,925	$356,986
Cost of revenues	347,728	62,546	4,673	280,509
Gross profit	84,593	7,864	252	76,477
Selling, general and administrative expenses	48,383	2,860	2	45,521
Change in fair value of contingent consideration	3,600	—	—	3,600
Depreciation and amortization	26,335	1,968	77	24,290
Operating income	6,275	3,036	173	3,066
Interest expense	13,900	—	—	13,900
Loss on extinguishment of debt	3,466	—	—	3,466
Other income, net	(648)	(4)	—	(644)
(Loss) income from continuing operations before income taxes	(10,443)	3,040	173	(13,656)
Income tax expense	4,289	3,237	—	1,052
(Loss) income from continuing operations	$(14,732)	$(197)	$173	$(14,708)

Loss from continuing operations per share — basic and diluted	$(0.92)			$(0.92)

Weighted average shares of common stock outstanding — basic and diluted	15,944			15,944

*            These amounts were previously filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

UNITEK GLOBAL SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2010

(Amounts in thousands, except per share amounts)

	Previously reported*	Wireline group	Other discontinued operations	Pro Forma

Revenues	$398,949	$47,983	$6,294	$344,672
Cost of revenues	333,355	44,048	5,981	283,326
Gross profit	65,594	3,935	313	61,346
Selling, general and administrative expenses	39,296	2,392	—	36,904
Restructuring charges	991	—	—	991
Depreciation and amortization	26,956	1,705	58	25,193
Operating (loss) income	(1,649)	(162)	255	(1,742)
Interest expense	23,967	—	—	23,967
Loss on extinguishment of debt	1,677	—	—	1,677
Other expense, net	4	2	—	2
(Loss) income from continuing operations before income taxes	(27,297)	(164)	255	(27,388)
Income tax expense	1,902	1,374	—	528
(Loss) income from continuing operations	$(29,199)	$(1,538)	$255	$(27,916)

Loss from continuing operations per share — basic and diluted	$(7.31)			$(6.99)

Weighted average shares of common stock outstanding — basic and diluted	3,996			3,996

*            These amounts were previously filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

UNITEK GLOBAL SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2009

(Amounts in thousands, except per share amounts)

	Previously reported*	Wireline group	Other discontinued operations	Pro Forma

Revenues	$278,098	$40,065	$800	$237,233
Cost of revenues	237,350	38,255	581	198,514
Gross profit	40,748	1,810	219	38,719
Selling, general and administrative expenses	26,860	3,430	—	23,430
Asset impairment	38,431	38,431	—	—
Depreciation and amortization	26,878	9,588	—	17,290
Operating (loss) income	(51,421)	(49,639)	219	(2,001)
Interest expense	18,825	—	—	18,825
Other expense, net	284	45	—	239
(Loss) income from continuing operations before income taxes	(70,530)	(49,684)	219	(21,065)
Income tax benefit	(4,743)	(2,192)	—	(2,551)
(Loss) income from continuing operations	$(65,787)	$(47,492)	$219	$(18,514)

Loss from continuing operations per share — basic and diluted	$(33.77)			$(9.50)

Weighted average shares of common stock outstanding — basic and diluted	1,948			1,948

*            These amounts were previously filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

UNITEK GLOBAL SERVICES, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(Amounts in thousands, unless otherwise indicated)

1.             Discontinued Operations

On December 28, 2012, the Company entered into an agreement (the “Asset Purchase Agreement”) to sell certain of the assets of its wireline business unit (the “wireline group”) to NX Utilities, LLC (“NX Utilities”) for a price of $5.9 million. In addition, UniTek will retain approximately $3.0 million of net working capital as of the effective date of the agreement, and NX Utilities will assume approximately $3.0 million of debt. The closing will occur in two stages with the first stage having occurred on December 28, 2012. Scott Lochhead, who previously headed the wireline group, is a minority owner of NX Utilities and has left the Company following the transaction. The Company will perform the accounting for the sale in connection with the preparation of its Annual Report on Form 10-K for the year ended December 31, 2012 and does not currently expect to recognize any significant gains or losses as a result of the sale.

At the request of NX Utilities, UniTek will continue to operate certain markets of the wireline group through the second stage of closing, which is expected to occur in the first quarter of 2013. This will provide NX Utilities the necessary amount of time to comply with the local regulatory requirements of certain contracts.

The results of operations of the wireline group have been reclassified as discontinued operations in the accompanying unaudited pro forma condensed consolidated statements of operations. Discontinued operations for the year ended December 31, 2009 include pre-tax impairment charges of $38.4 million related to the impairments of goodwill and other intangible assets of the wireline group. Additionally, discontinued operations for the years ended December 31, 2011, 2010 and 2009 include income tax expense (benefits) of $3.2 million, $1.4 million and $(0.3) million, respectively, representing the difference between the Company’s total income tax expense originally computed and the amount attributable to continuing operations. Discontinued operations for the year ended December 31, 2009 also include the effect of changes in deferred tax assets and liabilities that resulted from the impairments of the goodwill and other intangible assets of the wireline group.

Discontinued operations in the accompanying unaudited pro forma condensed consolidated statements of operations also include the results of certain cable fulfillment and wireless service locations that were shut down and discontinued during the three months ended September 29, 2012.

UNITEK GLOBAL SERVICES, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(Amounts in thousands, unless otherwise indicated)

2.             Basis of Presentation

The accompanying unaudited pro forma condensed consolidated statements of operations are based on the historical financial statements of the Company as adjusted for the sale of the wireline group and the other discontinued operations, which were assumed to have occurred on January 1, 2009. These statements are for informational purposes only and may not necessarily reflect future results of operations or financial position or what the results of operations or financial position. This presentation is consistent with the presentation in the condensed consolidated financial statements included in the Company’s Form 10-Q for the quarterly period ended September 29, 2012.

The unaudited pro forma condensed consolidated statements of operations included herein should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of the Company included in our Form 10-K for the year ended December 31, 2011.

In accordance with the rules and regulations of the SEC, unaudited financial statements may omit or condense information and disclosures normally required for a complete set of financial statements prepared in accordance with generally accepted accounting principles. However, management believes that the notes to the financial statements as presented contain disclosures adequate to make the information presented useful and not misleading.

The unaudited pro forma condensed consolidated financial statements do not take into consideration any benefits or additional expenses which may or may not result from the dispositions.

3.             (Loss) Income from Continuing Operations Attributable to Common Stockholders

The following table presents the reconciliation of (loss) income from continuing operations to (loss) income from continuing operations attributable to common stockholders and loss from continuing operations attributable to common stockholders per share for the year ended December 31, 2010:

	Previously reported	Wireline group	Other discontinued operations	Pro Forma

(Loss) income from continuing operations	$(29,199)	$(1,538)	$255	$(27,916)
Accretion of Series B Convertible Preferred Stock to Liquidation Value	13,262	—	—	13,262
Deemed dividend on Series B Convertible Preferred Stock	1,844	—	—	1,844
(Loss) income from continuing operations attributable to common stockholders	$(44,305)	$(1,538)	$255	$(43,022)

Loss from continuing operations attributable to common stockholders per share — basic and diluted	$(11.09)			$(10.77)

Weighted average shares of common stock outstanding — basic and diluted	3,996			3,996